UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  July 30, 2009

PROGINET CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30151	11-3264929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Garden City Plaza, Garden City, New York	11530
(Address of Principal Executive Offices)	(Zip Code)

(516) 535-3600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 3.02    Unregistered Sales of Equity Securities

On July 30, 2009, various accredited investors ("Investors") purchased, in a private placement, from Proginet Corporation (“Proginet”), an aggregate of 1,673,227 shares of Proginet Common Stock, $0.001 par value per share, at a price of $0.31 per share, for a total of $518,700 in gross cash proceeds.  The investors are entitled to certain anti-dilution adjustments as set forth in the agreement signed in connection with such purchases.

Exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act") for the transaction described above is claimed under Section 4(2) of the Act, and Rule 506 promulgated thereunder.  The exemption was established by the representation of each Investor as to its status as an accredited investor, that it was purchasing the securities for its own account and not with a view to the resale or distribution of any part thereof in violation of the Act and the acknowledgment by each purchaser that resale of the securities may not be made unless registered under the Act, or another exemption is available.  In addition, the securities bear a legend indicating such restrictions on transferability.

The securities issued or issuable in the transactions described above have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proginet Corporation (Registrant)

Date:	July 30, 2009	By:	/s/ Sandison Weil
		Name:	Sandison Weil
		Title:	President/Chief Executive Officer